EXHIBIT 11.1
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER ORDINARY SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)


                                                                                                    SEVEN MONTHS      YEAR
                                                                                 YEARS ENDED           ENDED          ENDED
                                                                                 DECEMBER 31,        DECEMBER 31,    MAY 31,
                                                                         ------------------------
                                                                                  1996      1995         1994         1994
                                                                         --------------  --------  --------------  ---------

PRIMARY COMPUTATION:
Earnings (loss)  from continuing operations                              $      23,805   $ 6,541   $     (26,630)  $ (4,597)
Dividends on preference shares                                                    (985)     (802)           (449)       ---
                                                                         --------------  --------  --------------  ---------
Earnings (loss)  from continuing operations
   applicable to ordinary shares                                                22,820     5,739         (27,079)    (4,597)
Loss from discontinued operations                                                  ---    (3,821)         (1,078)    (4,744)
                                                                         --------------  --------  --------------  ---------
Earnings (loss)  before extraordinary item applicable to
   ordinary shares                                                              22,820     1,918         (28,157)    (9,341)
Extraordinary item on extinguishment of debt                                    (1,196)      ---             ---        ---
                                                                         --------------  --------  --------------  ---------

Net earnings (loss) applicable to ordinary shares                        $      21,624   $ 1,918   $     (28,157)  $ (9,341)
                                                                         --------------  --------  --------------  ---------

Shares:
Average number of ordinary shares outstanding                                   35,929    35,147          34,944     34,775
Additional shares assuming conversion of
   stock options and convertible debentures(1)                                     990       ---             ---        ---
                                                                         --------------  --------  --------------  ---------
Average ordinary and equivalent shares outstanding                              36,919    35,147          34,944     34,775
                                                                         --------------  --------  --------------  ---------

PRIMARY EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                                    $        0.62   $  0.16   $       (0.78)  $  (0.13)
Discontinued operations                                                            ---     (0.11)          (0.03)     (0.14)
Extraordinary item                                                               (0.03)      ---             ---        ---
                                                                         --------------  --------  --------------  ---------
Net earnings (loss)                                                      $        0.59   $  0.05   $       (0.81)  $  (0.27)
                                                                         --------------  --------  --------------  ---------

FULLY DILUTED COMPUTATION:(2)
Earnings (loss)  from continuing operations                              $      23,805   $ 6,541   $     (26,630)  $ (4,597)
Net interest expense related to convertible debt                                   ---       784             482         77
                                                                         --------------  --------  --------------  ---------
Adjusted earnings (loss) from continuing operations
   applicable to ordinary shares                                                23,805     7,325         (26,148)    (4,520)
Loss from discontinued operations                                                  ---    (3,821)         (1,078)    (4,744)
                                                                         --------------  --------  --------------  ---------
Adjusted earnings (loss) before extraordinary item applicable
   to ordinary shares                                                           23,805     3,504         (27,226)    (9,264)
Extraordinary item on extinguishment of debt                                    (1,196)      ---             ---        ---
                                                                         --------------  --------  --------------  ---------
Net earnings (loss) applicable to ordinary shares as adjusted            $      22,609   $ 3,504   $     (27,226)  $ (9,264)
                                                                         --------------  --------  --------------  ---------

Shares:
Average number of ordinary shares outstanding                                   35,929    35,147          34,944     34,775
Additional shares assuming conversion of:
Stock options and convertible debentures                                           986     1,388             264        279
Preference shares                                                                  248       410             522         87
Convertible debt of affiliate                                                      ---       556             556         52
                                                                         --------------  --------  --------------  ---------
Average ordinary and equivalent shares
   outstanding as adjusted                                                      37,163    37,501          36,286     35,193
                                                                         --------------  --------  --------------  ---------

FULLY DILUTED EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                                    $        0.64   $  0.19   $       (0.72)  $  (0.13)
Discontinued operations                                                            ---     (0.10)          (0.03)     (0.13)
Extraordinary item                                                               (0.03)      ---             ---        ---
                                                                         --------------  --------  --------------  ---------
Net earnings (loss)                                                      $        0.61   $  0.09   $       (0.75)  $  (0.26)
                                                                         --------------  --------  --------------  ---------



     (1) Computation of primary earnings per share for the year ended December 31, 1995, the seven months ended December 31, 1994 and the year ended May 31, 1994 excluded common stock equivalents as the inclusion of these shares were not material or were anti-dilutive.
     (2)       This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.